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                                                                    Exhibit 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Form S-4 Registration Statement of Wit SoundView Group, Inc. (the "Registration Statement"), of our report dated February 16, 2000, which report is included in the annual report on Form 10-K, as amended, of Wit SoundView Inc. for the year ended December 31, 1999 and to all references of our Firm included in this Registration Statement (File No. 333-42062).

/s/ Arthur Andersen LLP
----------------------------

New York, New York
October 5, 2000